UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2004

MIDAS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-13409	34-4180556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road

Itasca, Illinois 60143

(Address of Principal Executive Offices, including Zip Code)

(630) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 27, 2004, Midas, Inc. (“Midas”) sent a notice to its board of directors and executive officers pursuant to Rule 104(b)(2) of Regulation BTR with respect to a covered blackout period under the Midas Retirement Savings Plan (the “Plan”). The blackout period is necessary to complete the transition of the recordkeeping and administrative services associated with the Plan to Bank of America, who will become the new trustee under the Plan. During the blackout period, the Plan participants will not be able to direct or diversify investments in their individual accounts, obtain a loan from the Plan or obtain a distribution from the Plan. The blackout period is expected to begin on October 30, 2004 and end on or about December 6, 2004. For questions regarding the blackout period, contact the Midas Benefits Department, 1300 Arlington Heights Road, Itasca, IL 60143, (630) 438-3027. The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Notice of Blackout Period to Members of the Board of Directors and Executive Officers of Midas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAS, INC.

/s/ William M. Guzik.
By:	William M. Guzik
Its:	Chief Financial Officer

Date: September 28, 2004

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